UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2023

PANAMERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5051 Westheimer Suite 1200 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 878-7200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Change in Directors or Principal Officers, Financial Statements and Exhibits

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On July 12, 2023, Stanley F. Wilson resigned from his position as Secretary and General Counsel of the Panamera Holdings Corporation (the “Company”), effective immediately. Mr. Wilson resigned for personal health related reasons and not the result of any disagreement between the Company and Mr. Wilson on any matter relating to the Company’s operations, policies or practices. Mr. Wilson will continue in his position as a member of the board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HOLDINGS CORPORATION

/s/ T. Benjamin Jennings
T. Benjamin Jennings
President, Chief Executive Officer and Director

Date: July 18, 2023

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